EXHIBIT 5

                       Consent of Independent Accountants








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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in the Post-Effective Amendment No. 9 to the
registration statement on Form S-6 ("Registration Statement") of our reports each dated March 22, 2002 and of our report dated February 5, 2002, relating to the financial statements of Phoenix Life and Annuity Variable Universal Life Account (Phoenix Corporate Edge) and Phoenix Life and Annuity Variable Universal Life Account (Phoenix Executive Benefit - VUL) and the financial statements of Phoenix Life and Annuity Company, respectively, which appear in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
August 9, 2002